UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 6, 2008
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 6, 2008, Jeffrey F. O’Donnell, Sr. and Ray E. Newton, III resigned as members of the board of directors of Cardiac Science Corporation (the “Company”) effective immediately. Neither resignation resulted from any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.
     On November 6, 2008, the Company’s board of directors acted to reduce the size of the board by one member to seven members, and appointed Christopher J. Davis as a Class I director, with a term expiring at the Company’s 2009 Annual Meeting of Stockholders, to fill the vacancy created by the resignations.
     Mr. Davis, age 56, has been a Senior Managing Director, Chief Operating Officer, and Chief Financial Officer of Perseus LLC (a private equity fund management company) since April 2007. Prior to joining Perseus, Mr. Davis spent six years at Safeguard Scientifics, Inc. (a publicly traded holding company of growth-stage technology and life sciences businesses), where he held various positions, including Executive Vice President, Chief Administrative & Financial Officer and Vice President-Strategic Planning. Mr. Davis is a Certified Public Accountant. Mr. Davis received his Masters in Business Administration and a Bachelor of Business Administration degree from Temple University.
     Pursuant to a senior note and warrant conversion agreement between the Company and Perseus, LLC, entered into in connection with the 2005 merger of Cardiac Science, Inc. and Quinton Cardiology Systems, Inc., entities affiliated with Perseus, as long as such entities continue to beneficially own at least ten percent of the Company’s outstanding capital stock, have the collective right to designate one director for election to the Company’s board of directors.
     Mr. Davis will receive the standard compensation received by the Company’s non-employee directors. The standard compensation arrangements received by the Company’s non-employee directors are described in the Company’s definitive proxy statement on Schedule 14A filed on April 21, 2008 with the Securities and Exchange Commission.
     On November 11, 2008, the Company issued a press release regarding the resignations of Mr. O’Donnell and Mr. Newton and the appointment of Mr. Davis, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release dated November 11, 2008 issued by Cardiac Science Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ DAPHNE TAYLOR
Daphne Taylor
Vice President and Chief Accounting Officer

Dated: November 12, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated November 11, 2008 issued by Cardiac Science Corporation